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                                 EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made as of this 5th day of June, 1996 (the "Agreement"), between GUITAR CENTER MANAGEMENT COMPANY, INC., a California corporation (the "COMPANY"), and Raymond Scherr (the "Executive").

         The execution and delivery of this Agreement by the Company and the Executive is a condition to (i) the closing of the Stock Purchase Agreement (the "Purchase Agreement") of even date herewith by and among the Company, Chase Venture Capital Associates, L.P., Wells Fargo Small Business Investment Company, Inc., Weston Presidio Capital II, L.P. (collectively, the "Investors"), and the security holder of the company.

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company shall employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

         2.  POSITION AND DUTIES.

              (a) During the Employment Period, the Executive shall serve as the Chairman and operator of Rock Walk, a division of the Company. The Company recognizes that Executive's duties hereof are of a part-time nature, and Executive shall be permitted to engage in other business activities, subject only to the limitations set forth in the Purchase Agreement. Executive shall devote only such time to his duties hereunder that he determines in his sole discretion are required.

         3.  BASE SALARY AND BENEFITS.

              (a) During the Employment Period, the Executive's salary and total expense allowance (allocated among salary and expense allowance as Executive determines) shall be $100,000 per annum (the "Compensation Package"), which salary shall be payable in such installments as is the policy of the Company with respect to its senior executive employees. The Compensation Package shall be subject to Federal, state and local withholding and other payroll taxes. The cash amount of salary actually paid to Executive shall be reduced by all expenses incurred by the Company in direct support of the Executive (including expenses incurred in connection with his employment, such as a separate office, secretarial support, telephone, car allowance, etc.).

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              (b)  In addition to the Compensation Package, the Executive shall be entitled to participate in all employee medical benefit programs available generally to employees of the Company until such time as the Executive shall attain the age of 63 and 1/2 (or, if such continuation is not permitted by the Company's insurers beyond the Employment Period, an annual cash payment equal to the average premiums the Company pays to obtain health insurance for an employee).

         4.  TERM.

              (a) The Employment Period shall end on the third anniversary of the date of this Agreement; PROVIDED, HOWEVER, that (i) the Employment Period shall terminate prior to such date upon the death of Executive; and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

              (b) If the Employment Period is terminated by the Company without Cause, the Executive shall be entitled to receive as severance the cash equivalent of the Compensation Package for the period beginning on the date of such termination and ending on the third anniversary of this Agreement (which amount shall not exceed $300,000 minus amounts previously paid as Compensation Package to Executive) and continuation of his medical benefits until Executive shall attain the age of 63 and 1/2 (or, if such continuation is not permitted by the Company's insurers beyond the Employment Period, an annual cash payment equal to the average premiums the Company pays to obtain health insurance for an employee). Such severance payments will be made periodically in the same amounts and at the same intervals as the salary was paid immediately prior to termination of employment.

              (c) If the Employment Period is terminated by the Company for Cause or upon the Executive's death or Disability, the Executive shall be entitled to receive the Compensation Package only to the extent such amount has accrued through the date of termination.

              (d) Except as otherwise expressly required by law (E.G., COBRA) or as specifically provided herein, all of the Executive's rights to salary, severance, medical benefits and any other amounts or benefits accruing after the termination of the Employment Period shall cease upon such termination. In the event that the Employment Period is terminated by the Company without Cause, the Executive's sole remedy shall be to receive the severance payments and benefits described in paragraph 4(b) hereof.

              (e) For purposes of this Agreement, "Cause" means (i) the commission by the Executive of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its


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Subsidiaries or affiliates, or the conviction of the Executive of any felony, and (ii) material breach by the Executive of Sections 8.12 or 8.13 of the Purchase Agreement.

         5. INDEMNIFICATION. The Company and the Executive are entering into an Indemnification Agreement on the date hereof in substantially the form attached hereto of Annex A.

         6. EXECUTIVE REPRESENTATION. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, (b) other than the Purchase Agreement, the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms.

         7. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), telecopied to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

         If to the Company, to:


              Guitar Center Management Company, Inc.
              5155 Clareton Drive
              Agoura Hills, California  91362
              Attention:  Chief Executive Officer
              Telephone:  (818) 735-8800
              Telecopier: (818) 735-4923


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         With copies to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street
              Suite 2400
              Los Angeles, California  90017
              Attention:  Mark Bonenfant, Esq.
              Telecopier: (213) 896-0400; and

              O'Sullivan Graev & Karabell, LLP
              30 Rockefeller Plaza
              New York, New York  10112
              Attention:  Harvey M. Eisenberg, Esq.
              Telephone:  (212) 408-2400
              Telecopier: (212) 408-2420

         If to the Executive, to:

              Ray Scherr
              1096 Lakeview Canyon Road
              Westlake Village, CA 91362
              Telephone:  (805) 371-9318

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

         8.  GENERAL PROVISIONS.

              (a)  SEVERABILITY/ENFORCEMENT.

                   (i) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
    Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this


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    Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

              (b) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and all other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              (c) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate; PROVIDED, HOWEVER, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

              (d) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

              (e)  JURISDICTION, ETC.

                   (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or Federal court of the United States of America sitting in the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.


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                   (ii)    Each of the parties hereto irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   (iii) The Company and the Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

              (f) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

              (g) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              (i) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

                              *     *     *     *     *


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

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                       GUITAR CENTER MANAGEMENT
                                         COMPANY, INC.



                                       By: /s/ LARRY THOMAS
                                           ________________________________
                                           Name: Larry Thomas
                                           Title: President


                                                /s/  RAY SCHERR
                                       ____________________________________
                                                    Ray Scherr